Anterix Inc. Reports
First Quarter Fiscal Year 2024 Results

Woodland Park, NJ – August 2, 2023 – Anterix (NASDAQ: ATEX) today announced its first quarter fiscal 2024 results and filed its 10-Q for the three months ended June 30, 2023.

First quarter fiscal 2024 Financial Highlights

–Cash and cash equivalents of $29.0 million as of June 30, 2023
–Entered into a $30.0 million spectrum sale agreement with Lower Colorado River Authority
–Exchanged narrowband for broadband licenses in 9 counties and recorded a gain on exchange of narrowband licenses for broadband licenses of $10.8 million
–Cash used in operations was $8.2 million
–Incurred spectrum clearing costs of $5.2 million

The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at
https://www.investors.anterix.com/Q12024.

About Anterix Inc.

At Anterix, we are focused on delivering transformative private broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable the private LTE solutions that support secure, resilient and customer-controlled operations. For more information, visit: www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to the Anterix’s business or financial results or outlook. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements, (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; and (iii) Anterix’s ability to qualify for and timely secure broadband licenses. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
June 30, 2023 and March 31, 2023
(Unaudited, thousands, except share data)

	June 30, 2023	March 31, 2023

ASSETS
Current Assets
Cash and cash equivalents	$29,033	$43,182
Prepaid expenses and other current assets	14,803	16,277
Total current assets	43,836	59,459
Property and equipment, net	2,541	3,606
Right of use assets, net	3,088	3,371
Intangible assets	215,795	202,044
Other assets	14,068	10,078
Total assets	$279,328	$278,558
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,793	$6,624
Due to related parties	—	533
Operating lease liabilities	1,662	1,725
Contingent liability	20,249	20,249
Deferred revenue	2,896	2,769
Total current liabilities	32,600	31,900
Operating lease liabilities	2,597	2,922
Deferred revenue	57,255	57,990
Deferred income tax	5,168	5,440
Other liabilities	513	513
Total liabilities	98,133	98,765
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at June 30, 2023 and March 31, 2023	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 19,047,159 shares issued and outstanding at June 30, 2023 and 18,921,999 shares issued and outstanding at March 31, 2023	2	2
Additional paid-in capital	521,680	518,160
Accumulated deficit	(340,487)	(338,369)
Total stockholders’ equity	181,195	179,793
Total liabilities and stockholders’ equity	$279,328	$278,558

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,
	2023	2022
Spectrum revenues	$608	$335

Operating expenses
General and administrative	11,673	11,359
Sales and support	1,275	1,236
Product development	1,069	1,096
Depreciation and amortization	246	362
Operating expenses	14,263	14,053
Gain from disposal of intangible assets, net	(10,785)	(648)
(Gain) loss from disposal of long-lived assets, net	(31)	2
Loss from operations	(2,839)	(13,072)
Interest income	386	17
Other income	95	59
Loss before income taxes	(2,358)	(12,996)
Income tax (benefit) expense	(240)	200
Net loss	$(2,118)	$(13,196)

Net loss per common share basic and diluted	$(0.11)	$(0.71)
Weighted-average common shares used to compute basic and diluted net loss per share	18,951,046	18,619,459

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,118)	$(13,196)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	246	362
Non-cash compensation expense attributable to stock awards	4,265	4,128
Deferred income taxes	(272)	200
Gain from disposal of intangible assets, net	(10,785)	(648)
(Gain) loss on disposal of long-lived assets, net	(31)	2
Changes in operating assets and liabilities
Prepaid expenses and other assets	563	1,180
Right of use assets	283	238
Accounts payable and accrued expenses	1,169	(1,460)
Due to related parties	(533)	24
Operating lease liabilities	(388)	(327)
Deferred revenue	(608)	(335)
Net cash used in operating activities	(8,209)	(9,832)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets, including refundable deposits	(5,170)	(6,650)
Purchases of equipment	(25)	(6)
Net cash used in investing activities	(5,195)	(6,656)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	7	872
Repurchase of common stock	—	(2,725)
Payments of withholding tax on net issuance of restricted stock	(752)	(827)
Net cash used in financing activities	(745)	(2,680)
Net change in cash and cash equivalents	(14,149)	(19,168)
CASH AND CASH EQUIVALENTS
Beginning of the period	43,182	105,624
End of the period	$29,033	$86,456
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Taxes paid	$1	$—
Non-cash investing activity:
Network equipment provided in exchange for wireless licenses	$438	$4